UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 16, 2007
BORLAND SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20450 Stevens Creek Blvd.
Cupertino, California 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 863-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
This Amendment to Form 8-K is being filed to amend Item 2.05 of the Current Report on Form 8-K filed by Borland Software Corporation (“Borland” or the “Company”) on April 19, 2007. This amendment provides updated information pertaining to the estimated costs and timeline for the restructuring actions Borland announced on April 16, 2007.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 16, 2007, Borland committed to relocating its corporate headquarters from Cupertino, California to Austin, Texas. The relocation involves restructuring actions with respect to personnel and the consolidation of facilities. Borland expects approximately 70 employees, or approximately six percent of its full-time staff, to be affected. The range of total costs Borland expects to incur is set forth below. They consist of “Personnel Costs,” which include severance, retention and relocation costs paid to personnel and “Moving and Transition Costs,” which include costs relating to moving Borland’s data center and office equipment, IT costs and other miscellaneous transition costs, such as recruiting. Substantially all of these restructuring costs have or will require the outlay of cash. The restructuring actions are expected to be completed by the end of 2007.

Range of Expected Costs
Personnel Costs	$2,800,000 to $3,100,000
Moving and Transition Costs	1,700,000 to $1,900,000

Total	$4,500,000 to $5,000,000

As of the second quarter ended June 30, 2007, we have accrued approximately $900,000 as restructuring costs and incurred approximately $700,000 as operating expenses.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer

August 9, 2007